UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

Alliance Media Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01

Financial Statements and Exhibits

SIGNATURES

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On June 19, 2014, the Company’s Board of Directors appointed Michael A. Bilodeau as a director of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Mr. Bilodeau:

Michael A. Bilodeau, (52), has been a director of the Company since June 2014. From 2006 to the present date, he has served as Associate Director, University of Maine Forest Bioproducts Research Initiative. From 2003 to the present date, he has also served as Director, University of Maine Pulp & Paper Process Development Center. From 1999 to 2003 he served as Manager, Papermaking Development Group, Sappi Fine Papers. He has worked in the paper and pulp industry since 1983. He holds a B.S. Chemical Engineering, from the University of Maine (1983)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Media Group Holdings, Inc.

/s/ Daniel de Liege

By:________________________

Name:  Daniel de Liege

Title:  President

Dated: June 20, 2014